Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3, as amended (Nos. 333-167026, 333-172363, 333-177117, 333-179993 and 333-189693) and Form S-8 (Nos. 333-159096, 333-165933, 333-170891, 333-176671, 333-176915 and 333-190542) of Golden Minerals Company of our report dated February 28, 2014 relating to the consolidated financial statements, which appears in this Form 10-K.

/s/ EKS&H, LLLP

Denver, Colorado

February 28, 2014